UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

___________
Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32968 (Commission File Number)	54-2053718 (IRS Employer Identification No.)

641 Lynnhaven Parkway Virginia Beach, Virginia (Address of principal executive offices)	23452 (Zip Code)

Registrant’s telephone number, including area code:  (757) 217-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Shareholders Meeting of Hampton Roads Bankshares, Inc. (the “Company”) was held on June 11, 2015.  The following items were voted on by shareholders, with the following results:

1.  The shareholders elected the following individuals to the Board of Directors for a term of one year each, expiring at the 2016 annual meeting:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
James F. Burr	155,633,961	2,112,922	7,883,451
Patrick E. Corbin	154,716,127	3,030,756	7,883,451
Henry P. Custis, Jr.	154,095,050	3,651,833	7,883,451
Douglas J. Glenn	155,637,080	2,109,493	7,883,451
Robert B. Goldstein	154,213,710	3,533,173	7,883,451
Hal F. Goltz	154,287,371	3,459,488	7,883,451
Charles M. Johnston	154,618,754	3,128,129	7,883,451
William A. Paulette	155,952,849	1,794,034	7,883,451
John S. Poelker	156,052,126	1,694,757	7,883,451
Billy G. Roughton	155,563,619	2,183,264	7,883,451
W. Lewis Witt	154,715,473	3,031,410	7,883,451

2.           The shareholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.

Votes For	165,451,247
Votes Against	163,241
Abstain	15,846

3.           The shareholders approved, on an advisory basis, a proposal endorsing the compensation of the Company’s named executive officers as disclosed in the Company’s 2015 proxy statement.

Votes For	149,581,758
Votes Against	8,135,632
Abstain	29,493
Broker Non-Votes	7,883,451

4.           The shareholders approved an amendment to the Company’s Articles of Incorporation to change the Company's name to “Shore Financial Corporation.”

Votes For	165,441,133
Votes Against	159,656
Abstain	29,545

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

June 16, 2015	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and Chief Executive Officer